EXHIBIT 10.1

FOURTH AMENDMENT

TO

STATE AUTO FINANCIAL CORPORATION

1991 STOCK OPTION PLAN

The State Auto Financial Corporation 1991 Stock Option Plan (the “Plan”), as heretofore amended, is hereby further amended in the following particulars:

§1.	Definitions

All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

§2.	No Stock Option Repricing without Shareholder Approval

The exercise price per Share of any Option granted under the Plan shall not be changed or modified after the time such Option has been granted unless such change or modification is made with a the prior approval of the Company’s shareholders.

§3.	Effective Date; Construction

The effective date of this amendment is March 7, 2008, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.